## CORPORATE GUARANTY

This Corporate Guaranty (the "Guaranty") is entered into on February 28, 2006 by and between FIIC, Inc.(the "Guarantor") and Oceanus Value Fund, L.P. (the "Lender").

A. Concurrently herewith, the Lender has advanced funds (the "Loan") to Nicklebys.com, Inc. (the "Debtor") to be repaid pursuant to the Debtor's $350,000 12% Senior Secured Convertible Promissory Note (the "Note").

B. The Guarantor is a wholly-owned subsidiary of the Debtor and, as such, derives substantial benefit from the Loan.

C. The Lender is unwilling to make the Loan unless the Guarantor enters into this Guaranty and a Guarantor Security Agreement dated concurrently herewith.

NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:

1. Guaranty.

(a) The Guarantor hereby guarantees, absolutely and unconditionally, (i) the payment by Debtor of the Note at the times and according to the terms expressed therein, (ii) the payment of all sums expended or expenses incurred by the holder of the Note (the "Holder") under any of the terms of the Security Agreement between the Lender and the Debtor of even date herewith securing the Note (the "Security Agreement") and (iii) the payment of all costs of collection incurred by the Holder with respect to the Note, including reasonable attorney's fees actually incurred in any action on the Note, the Security Agreement, this Guaranty and/or the Guarantor Security Agreement (collectively, the "Obligations").

(b) The Guarantor hereby authorizes (i) the granting of extensions of time or other indulgences to Debtor with respect to the Obligations, (ii) such changes in the rate of interest or other terms of the Obligations as are agreed upon by the parties thereto, (iii) such amendments of the Security Agreement as are agreed upon by the parties thereto, (iv) sales of, and the taking and releasing of, any security for the Obligations, (v) the discharging or releasing of any party or parties from any obligations with respect to the Obligations and (vi) the making of compositions or other arrangements with Debtor or any other party, all without notice to the Guarantor and without affecting the Guarantor's liability under this Guaranty.

(c) The Guarantor shall keep itself informed of Debtor's financial condition, and the Holder shall have no obligations with respect thereto. The Guarantor hereby agrees that, in the event of a default with respect to the Obligations, the Holder may proceed against the Guarantor for the Obligations without taking any action against the Debtor or any other party and without proceeding against or applying any security the Holder may hold. The Guarantor hereby waives (i) the right to require the Holder to proceed against the Debtor or any other party with respect to the Obligations or to proceed against, or apply, any security the Holder may hold with respect to the Obligations, (ii) the right to require the Holder to pursue any other remedy for the Guarantor's benefit, (iii) all rights and benefits under Section 2809 of the California Civil Code and any other applicable law purporting to reduce the Guarantor's obligation as guarantor in proportion to the principal obligation hereby guaranteed, (iv) the right to plead any and all statutes of limitations as a defense to the Obligations or this Guaranty, or to any agreement to pay same, or to any demand secured by the Security Agreement or other security and (v) diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment.

2. Miscellaneous.

(a) Each of the rights, powers and remedies of the Lender provided in this Guaranty or now or hereafter existing at law or in equity shall be cumulative and concurrent, and the exercise by the Lender of any one or more of such rights, powers or remedies shall not preclude the Lender's simultaneous or later exercise of any or all such other rights, powers, or remedies. No failure or delay on the part of the Lender to exercise any right, power or remedy shall operate as a waiver thereof, and no notice or demand which may be given or made upon the Guarantor by the Lender shall limit or impair its right to take any action or to exercise any right, power or remedy without notice or demand.

(b) This Guaranty shall continue and remain in full force and effect until the Obligations, together with all accrued interest and costs of collection, have been paid in full and satisfied.

(c) This Guaranty contains the entire understanding of the parties with respect to its subject matter and supercedes all prior agreements, negotiations and understandings, written or oral, with respect to such subject matter. No provision of this Guaranty shall be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(d) This Guaranty shall be governed by and construed and interpreted in accordance with the laws of the State of California, without regard to the principles of conflict of laws.

(e) This Guaranty may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement.

(f) The headings of this Guaranty are for convenience of reference and shall not form a part of, or affect the interpretation of this Guaranty. Each party intends that this Guaranty be deemed and construed to have been jointly prepared by the parties. As a result, the parties agree that any uncertainty or ambiguity existing herein shall not be interpreted against either of them.

(g) If any provision of this Guaranty shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Guaranty in that jurisdiction or the validity or enforceability of any provision of this Guaranty in any other jurisdiction.

(h) No party shall assign this Guaranty or any rights or obligations hereunder without the prior written consent of the other party hereto.

(i) This Guaranty is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j) Each party shall do and perform, or cause to be done and performed, at its expense, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Guaranty and the consummation of the transactions contemplated hereby.

(k) If any party to this Guaranty shall bring any action for relief against the other arising out of or in connection with this Guaranty, in addition to all other remedies to which

the prevailing party may be entitled, the losing party shall be required to pay to the prevailing party a reasonable sum for attorney's fees and costs actually incurred in bringing such action and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney's fees and costs actually incurred in enforcing such judgment. For the purposes of this Section, attorney's fees shall include, without limitation, fees incurred with respect to the following: (i) post-judgment motions, (ii) contempt proceedings, (iii) garnishment, levy and debtor and third party examinations, (iv) discovery and (v) bankruptcy litigation.

IN WITNESS WHEREOF, the parties have caused this Guaranty to be duly executed on the date first written above.

FIIC, INC.

By: /s/ James W. France
President

By: /s/ Robert V. Ostrander
Secretary

OCEANUS VALUE FUND, L.P.

By: Oceanus Asset Management, L.L.C.,
General Partner

By: /s/ John C. Tausche
John C. Tausche, Member